UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 10, 2007

CMP SUSQUEHANNA RADIO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-143558	20-4530834

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 949-0700

n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 —Regulation FD
Item 7.01 — Regulation FD Disclosure.
     Cumulus Media Inc. (“Cumulus”) is the holder of 25% of the equity of the registrant’s indirect parent. In connection with the pending acquisition of Cumulus, the board of directors of Cumulus was provided with certain non-public financial information regarding the registrant and its subsidiaries on a confidential basis. Pursuant to the rules and regulations of the Commission, this information is being presented in an exhibit to a transaction statement on Schedule 13E-3 that is being filed by Cumulus on September 10, 2007 (the “Cumulus 13E-3”). In such exhibit to the Cumulus 13E-3, the registrant is referred to as “Cardinal,” Cumulus is referred to as “Eagle” and the non-public financial information is contained under the caption “Eagle Management Projections for Cardinal.” The registrant hereby incorporates by reference into this current report on Form 8-K the information under such caption on slide page 38 in Exhibit (c)(4) to the Cumulus 13E-3.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/ Marty gausvik
Name:	Marty Gausvik
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: September 10, 2007